Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-114717 and No. 333-139453) of The Bank Holdings on Form S-8 of our report, dated March 16, 2005, included in the Annual Report on Form 10-K of The Bank Holdings for the year ended December 31, 2006.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada
March 29, 2007

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.